Exhibit 21

                      ALMOST FAMILY, INC. AND SUBSIDIARIES
                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2005

Subsidiaries of Almost Family, Inc.
    Adult Day Care of America, Inc.                         Adult Day Care of Louisville, Inc.
    Adult Day Care of Maryland, Inc.                        HouseCalls, Inc.
    HHJC Holdings, Inc.
    National Health Industries, Inc.
    Pro-Care Home Health of Broward, Inc.

Subsidiaries of National Health Industries, Inc.
    Freelife Rehab Resources,  Inc.                         Caretenders Homecare, Inc.
    Caretenders Infusion of Birmingham, Inc.                Caretenders of Birmingham, Inc.
    Caretenders of Boston, Inc.                             Caretenders of Cincinnati, Inc.
    Caretenders of Columbus, Inc.                           Caretenders of Elizabethtown, Inc.
    Caretenders of Indiana, Inc.                            Caretenders of Indianapolis, Inc.
    Caretenders of Louisville, Inc.                         Caretenders of Northern Kentucky, Inc.
    Caretenders of New Jersey, Inc.                         Caretenders of the Bluegrass, Inc.
    Caretenders Visiting Services of Richmond, Inc.
    Housecalls of America, Inc.                             Caretenders of Richmond, Inc.
    Caretenders Infusion Corp.                              Metro Home Care, Inc.
    National Orthopedic & Rehabilitation Services, Inc.     Home Health of Jefferson County, Inc.
    Special Healthcare Services, Inc.                       Reliable Home Healthcare, Inc.
    Caretenders Visiting Services of Cincinnati, Inc.       Caretenders of Cleveland, Inc.
    Caretenders Visiting Services of Columbus, Inc.         Caretenders of Fort Lauderdale, Inc.
    Caretenders of Evansville, Inc.                         Caretenders of West Palm Beach, Inc.
    Caretenders Visiting Service Employment, Inc.           Caretenders of Charlotte, Inc.
    Caretenders Visiting Services of Southwest FL, Inc.     Caretenders of Southwest Florida, Inc.
    Caretenders Visiting Services of Southeast FL, Inc.

Subsidiary of HHJC Holdings, Inc.
    Home Health of Jefferson County, Inc.                   Caretenders of Marshall County, Inc.

Subsidiary of Adult Day Care of America, Inc.
    Adult Day Clubs of America Joint Venture, Ltd.          Adult Day Care of America, Inc.

Subsidiary of Caretenders Visiting Services of Southwest Florida, Inc.
    Caretenders Visiting Services of SW Florida, Inc.       Caretender Visiting Services of Dist 6, LLC

Subsidiary of Housecalls of America, Inc.
    Housecalls of America, Inc.                             Caretenders Visiting Services of
                                                              Kentuckiana, Inc.

Subsidiary of Caretenders Visiting Services of Southeast Florida, Inc.
    Caretenders Visiting Services of SE Florida, Inc.
    Caretenders Visiting Services of Gainesville, LLC
    Caretenders Visiting Services of Orlando, LLC
    Caretenders Visiting Services of Palm Beach County, LLC
    Caretenders Visiting Services of Dist 7, LLC
    Caretenders Visiting Ser of St Augustine, LLC

